UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2015

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President, Chief Financial Officer and Principal Financial Officer

Marcia A. Dall has tendered her resignation as the Executive Vice President, Chief Financial Officer and Principal Financial Officer of Erie Indemnity Company (the “Company”), effective October 9, 2015. There was no disagreement or dispute between Ms. Dall and the Company which led to her resignation.

Appointment of Interim Executive Vice President, Chief Financial Officer and Principal Financial Officer

Effective October 9, 2015, Greg Gutting, 52, the Company’s Senior Vice President, Controller and Principal Accounting Officer, will assume the role of Interim Executive Vice President, Chief Financial Officer and Principal Financial Officer in addition to his existing duties. Mr. Gutting will serve in this capacity until the Company’s appointment of a permanent Executive Vice President, Chief Financial Officer and Principal Financial Officer. Mr. Gutting has served as Senior Vice President, Controller and Principal Accounting Officer of the Company for more than six years, and has worked at the Company for over 30 years. There are no family relationships between Mr. Gutting and any other officers or members of the board of directors of the Company, and there are no related party transactions with regard to Mr. Gutting that are reportable under Item 404(a) of Regulation S-K. Mr. Gutting is not party to any plan, contract, or arrangement in connection with his appointment as Interim Executive Vice President, Chief Financial Officer and Principal Financial Officer.

Item 8.01 Other Events.

On September 23, 2015, the Company issued a press release announcing the resignation of Ms. Dall and the appointment of Mr. Gutting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being filed herewith:

No.	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

September 23, 2015	By:	/s/ Sean J. McLaughlin

Name: Sean J. McLaughlin
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 23, 2015